Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Record Fourth Quarter and Full Year 2016 Results and Releases 2017 Financial Guidance

•	For the fourth quarter, RadNet reports record Total Net Revenue (“Revenue”) of $224.9 million, an increase of 4.3% over the prior year’s fourth quarter; Adjusted EBITDA(1) was $34.9 million, the Company’s best performance in any fourth quarter, an increase of 7.2% over the same period in 2015
•	For full year 2016, RadNet reports record Revenue of $884.5 million and record Adjusted EBITDA([1])of $133.0 million, both increases of 9.3% as compared with full year 2015
•	Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) for the fourth quarter was $3.7 million (or $0.08 per diluted share), compared to Net Income of $881 thousand (or $0.02 per diluted share) in the fourth quarter of 2015
•	For full year 2016, Net Income was $7.2 million (or $0.15 per diluted share), compared with Net Income of $7.7 million (or $0.17 per diluted share) in 2015
•	In the fourth quarter, same center advanced modalities (MRI, CT and PET/CT) increased 1.7%, driving same center Revenue to increase 2.8% over last year’s fourth quarter
•	RadNet announces 2017 guidance ranges, anticipating increases in Revenue and Adjusted EBITDA(1)

LOS ANGELES, California, March 14, 2017 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 305 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2016.

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2016, RadNet reported Revenue of $224.9 million, Adjusted EBITDA(1) of $34.9 million and Net Income of $3.7. Revenue increased $9.2 million (or 4.3%), Adjusted EBITDA(1) increased $2.3 million (or 7.2%) and Net Income increased $2.8 million over the fourth quarter of 2015.

1

Net Income for the fourth quarter was $0.08 per diluted share, compared to a Net Income of $0.02 per diluted share in the fourth quarter of 2015. These per share values are based upon a weighted average number of diluted shares outstanding of 46.4 million in the fourth quarter of 2016 and 46.5 million of diluted shares outstanding in the fourth quarter of 2015.

Affecting Net Income in the fourth quarter of 2016 were certain non-cash expenses and non-recurring items including: $908,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $349,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $392,000 loss on the disposal of certain capital equipment; and $801,000 of amortization and write off of deferred financing costs and loan discount related to our existing credit facilities.

For the fourth quarter of 2016, as compared with the prior year’s fourth quarter, MRI volume increased 2.6%, CT volume increased 3.1% and PET/CT volume increased 4.0%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 0.6% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2016 and 2015, MRI volume increased 1.5%, CT volume increased 1.7% and PET/CT volume increased 4.0%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, was flat over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “I am very pleased with our fourth quarter results. As compared with last year’s same quarter, aggregate Revenue, EBITDA, Net Income and procedural volumes increased. Our same center advanced modalities and Revenue also grew in the current quarter over last year’s fourth quarter. Although we are not complete with our efforts, during the quarter we made significant progress in integrating our recently acquired operations of Diagnostic Imaging Group and New York Radiology Partners. These efforts included migrating billing and site-level clinical systems, evaluating, training and enhancing the capabilities of personnel, revamping marketing and branding strategies and migrating supply relationships and vendor contracts.”

Annual Report:

For full year 2016, the Company reported Revenue of $884.5 million, Adjusted EBITDA(1) of $133.0 million and Net Income of $7.2 million. Revenue increased $74.9 million (or 9.3%) and Adjusted EBITDA(1) increased $11.4 million (or 9.3%). Net Income for 2016 was $0.15 per diluted share, compared to Net Income of $0.17 per diluted share in 2015 (based upon a weighted average number of diluted shares outstanding of 46.7 million and 45.2 million in 2016 and 2015, respectively).

Affecting Net Income in 2016 were certain non-cash expenses and non-recurring items including: $5.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $2.9 of severance paid in connection with headcount reductions related to cost savings initiatives; $767,000 loss on the disposal of certain capital equipment; $5.0 million gain on the return of common stock related to one of our acquisitions; and $5.0 million of amortization and write off of deferred financing fees and discount on issuance of debt related to our existing credit facilities and refinancing transaction.

For the year ended December 31, 2016, as compared to 2015, MRI volume increased 7.8%, CT volume increased 7.9% and PET/CT volume increased 7.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.3% for the twelve months of 2016 over 2015.

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“During 2016, we focused on internal operations and completed no material acquisitions. I’m proud of our many operational and financial accomplishments during the year. First, throughout 2016, we materially improved our balance sheet and financial leverage ratios. We generated over $35 million of free cash flow, ended the year with a cash balance of over $20 million and reduced our net debt by over $20 million as compared with its balance on December 31, 2015. We were able to significantly reduce our Net Debt to EBITDA leverage to 4.8x, down from 5.3x just one year ago,” concluded Dr. Berger.

“Another key accomplishment in 2016 was the announcement of our first West Coast health system joint venture with Dignity Health in Glendale, CA. We are now fully operational with the two centers we own jointly. We are actively working on additional health system partnerships on both coasts and look forward to announcing their successful formation during 2017. Also during 2016, we laid the foundation to bring our West Coast Breastlink operations to two of our larger East Coast markets. Throughout the year, we assembled the team, business plan and site locations for a comprehensive breast disease management offering we expect to become fully operational in the second quarter of 2017,” added Dr. Berger

“Additionally, subsequent to quarter end, we successfully completed an amendment to our senior credit facilities which reduced our interest rate by 0.5% on our $478.9 million senior secured first lien term loan and $117.5 million senior secured revolving credit facility. This amounts to approximately $2.4 million of interest expense savings, providing additional cash flow which we will use to further de-lever our balance sheet or expand our business.”

Actual Results vs. 2016 Guidance:

The following compares the Company’s actual 2016 performance with previously announced revised guidance levels.

	Revised Guidance Range	Actual Results
Total Net Revenue (a)	$870 million - $910 million	$884.5 million
Adjusted EBITDA(1)	$130 million - $140 million	$133.0 million
Capital Expenditures (b)	$55 million - $58 million	$60.0 million
Cash Interest Expense	$37 million - $40 million	$37.5 million
Free Cash Flow Generation (c)	$40 million - $50 million	$35.6 million

(a)	Note the change from prior years. This metric is now after the subtraction of bad debt.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

2017 Fiscal Year Guidance

For its 2017 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue	$895 million - $925 million
Adjusted EBITDA(1)	$135 million - $145 million
Capital Expenditures (a)	$55 million - $60 million
Cash Interest Expense	$35 million - $40 million
Free Cash Flow Generation (b)	$40 million - $50 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

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Dr. Berger commented, “We have many reasons to be optimistic about 2017. First, 2017 is the second year since 2006 that we will avoid a negative reimbursement impact from Medicare. Second, we will complete the vast majority of integration efforts related to New York Radiology Partners and Diagnostic Imaging Group acquisitions. Third, we will be launching Breastlink operations in two of our East Coast regions. Fourth, we expect additional Revenue in 2017 from our continued adoption of 3D breast imaging. And, lastly, we expect to begin operations in 2017 of new health system joint ventures.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2016 fourth quarter and year-end results.

Conference Call Details:

Date: Tuesday, March 14, 2017

Time: 10:30 a.m. ET

Dial In-Number: 888-801-6507

International Dial-In Number: 913-312-0660

There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=123283 or http://www.radnet.com under the “About RadNEt” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 2430393.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 305 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2017 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices and receiving third-party reimbursement for diagnostic imaging services are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,638	$446
Accounts receivable, net	164,210	162,843
Current portion of deferred tax assets	–	22,279
Due from affiliates	2,428	4,815
Prepaid expenses and other current assets	28,435	38,986
Assets held for sale	2,203	–
Total current assets	217,914	229,369

PROPERTY AND EQUIPMENT, NET	247,725	256,722
OTHER ASSETS
Goodwill	239,553	239,408
Other intangible assets	42,682	45,253
Deferred financing costs, net of current portion	2,004	2,841
Investment in joint ventures	43,509	33,584
Deferred tax assets, net of current portion	50,356	24,685
Deposits and other	5,733	4,565
Total assets	$849,476	$836,427

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$111,166	$113,813
Due to affiliates	13,141	6,564
Deferred revenue	1,516	1,598
Current portion of deferred rent	2,961	2,563
Current portion of notes payable	22,031	22,383
Current portion of obligations under capital leases	4,526	10,038
Total current liabilities	155,341	156,959

LONG-TERM LIABILITIES
Deferred rent, net of current portion	24,799	26,865
Notes payable, net of current portion	609,445	599,914
Obligations under capital lease, net of current portion	2,730	6,385
Other non-current liabilities	5,108	9,843
Total liabilities	797,423	799,966

EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 46,574,904 and 46,281,189 shares issued and outstanding at December 31, 2016 and 2015, respectively	4	4
Additional paid-in-capital	198,679	197,297
Accumulated other comprehensive gain (loss)	306	(153)
Accumulated deficit	(150,503)	(164,571)
Total RadNet, Inc.'s stockholders' equity	48,486	32,577
Non-controlling interests	3,567	3,884
Total equity	52,053	36,461
Total liabilities and equity	$849,476	$836,427

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2016	2015	2014
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$821,587	$746,756	$670,136
Provision for bad debts	(45,387)	(36,033)	(29,807)
Net service fee revenue	776,200	710,723	640,329
Revenue under capitation arrangements	108,335	98,905	77,240
Total net revenue	884,535	809,628	717,569

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	775,801	708,289	602,652
Depreciation and amortization	66,610	60,611	59,258
Loss on sale and disposal of equipment	767	866	1,113
Severance costs	2,877	745	1,241
Total operating expenses	846,055	770,511	664,264

INCOME FROM OPERATIONS	38,480	39,117	53,305

OTHER INCOME AND EXPENSES
Interest expense	43,455	41,684	42,727
Meaningful use incentive	(2,808)	(3,270)	(2,034)
Equity in earnings of joint ventures	(9,767)	(8,927)	(6,970)
Gain on sale of imaging centers	–	(5,434)	–
Gain from return of common stock	(5,032)	–	–
Loss on early extinguishment of senior notes	–	–	15,927
Other expenses	196	419	3
Total other expenses	26,044	24,472	49,653

INCOME BEFORE INCOME TAXES	12,436	14,645	3,652
Provision for income taxes	(4,432)	(6,007)	(1,967)

NET INCOME	8,004	8,638	1,685
Net income attributable to noncontrolling interests	774	929	309

NET INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$7,230	$7,709	$1,376

BASIC NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.16	$0.18	$0.03

DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.15	$0.17	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	46,244,188	43,805,794	41,070,077
Diluted	46,655,032	45,171,372	43,149,196

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,004	$8,638	$1,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,610	60,611	59,258
Provision for bad debts	45,387	36,033	29,807
Gain from return from common stock	(5,032)	–	–
Equity in earnings of joint ventures	(9,767)	(8,927)	(6,970)
Distributions from joint ventures	2,926	7,731	7,358
Amortization and write off of deferred financing costs and loan discount	5,045	5,369	5,732
Loss on sale and disposal of equipment	767	866	1,113
Loss on early extinguishment of senior notes	–	–	15,927
Gain on sale of imaging centers	–	(5,434)	–
Stock-based compensation	5,826	7,647	2,500
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(47,055)	(34,514)	(43,973)
Other current assets	11,038	(14,198)	(5,514)
Other assets	1,267	(3,813)	(281)
Deferred taxes	3,446	4,036	655
Deferred rent	(1,668)	7,011	2,180
Deferred revenue	(82)	(366)	620
Accounts payable, accrued expenses and other	4,887	(3,653)	(9,093)
Net cash provided by operating activities	91,599	67,037	61,004

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(6,641)	(90,792)	(9,428)
Purchase of property and equipment	(59,251)	(42,964)	(41,740)
Proceeds from sale of equipment	523	1,282	1,088
Proceeds from sale of imaging facilities	–	35,500	–
Proceeds from sale of internal use software	301	443	–
Cash contribution from partner in JV formation	994	–	–
Equity contributions in existing and purchase of interest in joint ventures	(1,374)	(265)	(3,562)
Net cash used in investing activities	(65,448)	(96,796)	(53,642)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(11,880)	(9,773)	(23,913)
Proceeds from borrowings	476,504	73,869	210,000
Payments on senior notes	(469,086)	(23,727)	(211,344)
Deferred financing costs	(945)	–	(6,650)
Net (payments) proceeds on revolving credit facility	–	(15,300)	15,300
Dividends paid to noncontrolling interests	(492)	(729)	(148)
Proceeds from the sale of non-controlling interests	992	5,005	–
Purchase of non-controlling interests	(1,153)	–	(196)
Proceeds from issuance of common stock upon exercise of options/warrants	150	594	1,546
Net cash (used in) provided by financing activities	(5,910)	29,939	(15,405)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(49)	(41)	(62)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20,192	139	(8,105)
CASH AND CASH EQUIVALENTS, beginning of period	446	307	8,412
CASH AND CASH EQUIVALENTS, end of period	$20,638	$446	$307
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$37,487	$36,028	$41,584
Cash paid during the period for income taxes	$2,798	$1,781	$1,070

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2016	2015
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$208,556	$200,419
Provision for bad debts	(11,504)	(10,738)
Net service fee revenue	197,052	189,681
Revenue under capitation arrangements	27,887	26,025
Total net revenue	224,939	215,706

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	192,161	187,941
Depreciation and amortization	17,069	16,775
Loss on sale and disposal of equipment	392	92
Severance costs	349	448
Total operating expenses	209,971	205,256

INCOME FROM OPERATIONS	14,968	10,450

OTHER INCOME AND EXPENSES
Interest expense	10,625	10,719
Equity in earnings of joint ventures	(1,638)	(2,626)
Gain on sale of imaging centers	–	(611)
Other expenses	16	1
Total other expenses	9,003	7,483

INCOME (LOSS) BEFORE INCOME TAXES	5,965	2,967
(Provision for) benefit from income taxes	(1,901)	(1,707)

NET INCOME (LOSS)	4,064	1,260
Net income attributable to noncontrolling interests	383	379
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$3,681	$881

BASIC NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.02
DILUTED NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.02
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	45,966,569	45,454,300
Diluted	46,389,458	46,544,645

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON

SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2016	2015
Net Income Attributable to RadNet, Inc. Common Stockholders	$3,681	$881
Plus Provision for Income Taxes	1,901	1,707
Plus Other Expenses	16	1
Plus Loss (Gain) on Sale of Imaging Centers	–	(611)
Plus Interest Expense	10,625	10,719
Plus Severance Costs	349	448
Plus Loss on Disposal of Equipment	392	92
Plus Depreciation and Amortization	17,069	16,775
Plus Legal Settlements	–	1,425
Plus Non Cash Employee Stock Compensation	908	1,171
Adjusted EBITDA(1)	$34,941	$32,608

	Fiscal Year Ended
	December 31,
	2016	2015
Net Income Attributable to RadNet, Inc. Common Stockholders	$7,230	$7,709
Plus Provision for Income Taxes	4,432	6,007
Plus Other Expenses	196	419
Plus Loss (Gain) from Return of Common Stock	(5,032)	–
Plus Loss (Gain) on Sale of Imaging Centers	–	(5,434)
Plus Interest Expense	43,455	41,684
Plus Severance Costs	2,877	745
Plus Loss on Disposal of Equipment	767	866
Plus Acquisition Related Working Capital Adjustment	6,072	–
Plus Refinancing Fees	606	–
Plus Depreciation and Amortization	66,610	60,611
Plus Legal Settlements	–	1,425
Plus Non Cash Employee Stock Compensation	5,826	7,647
Adjusted EBITDA(1)	$133,039	$121,679

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PAYOR CLASS BREAKDOWN**

Fourth Quarter
2016
Commercial Insurance	58.4%
Medicare	20.2%
Capitation	11.8%
Workers Compensation/Personal Injury	3.6%
Medicaid	2.8%
Other	3.1%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements.

After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

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RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year	Full Year
	2016	2016	2015	2014	2013

MRI	34.6%	34.7%	35.3%	36.1%	36.3%
CT	15.5%	15.8%	15.7%	15.3%	15.5%
PET/CT	4.9%	5.0%	5.1%	5.7%	5.6%
X-ray	8.7%	9.3%	9.6%	10.2%	10.5%
Ultrasound	12.0%	12.3%	11.5%	11.1%	11.0%
Mammography	17.8%	16.5%	16.4%	16.5%	15.7%
Nuclear Medicine	1.2%	1.2%	1.3%	1.4%	1.5%
Other	5.2%	5.2%	5.1%	3.7%	3.9%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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